Filed pursuant to Rule 424(b)(3)

Registration No. 333-201908

PROSPECTUS SUPPLEMENT NO. 2

To Prospectus dated March 27, 2015

102,781,654 SHARES OF COMMON STOCK

_______________________

This prospectus supplement supplements the prospectus dated March 27, 2015, relating to the offering and resale by the selling stockholders of up to 102,781,654 shares of our common stock. We will not receive any proceeds from the sale of these shares by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached Amendment No. 1 to our annual report on Form 10-K, which was filed with the Securities and Exchange Commission on April 29, 2015.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is traded on the OTCQB under the symbol “ILIU”. On April 28, 2015, the closing sale price of our common stock on the OTCQB was $0.14 per share.

_______________________

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS.

_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus supplement is April 29, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

AMENDMENT NO. 1

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2014
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 001-32715

INTERLEUKIN GENETICS, INC.

(Name of Registrant in its Charter)

Delaware	94-3123681
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
135 Beaver Street, Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number: (781) 398-0700
Securities registered pursuant to Section 12(b) of the Exchange Act:

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $.001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ NO ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. YES ☐ NO ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). YES ☒NO ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this form and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☒.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

The aggregate market value of the registrant’s voting and non-voting common stock held by non-affiliates of the registrant (without admitting that any person whose shares are not included in such calculation is an affiliate) computed by reference to the price at which the common stock was last sold as of the last business day of the registrant’s most recently completed second quarter was $11,056,980.

As of April 15, 2015 there were 172,786,907 shares of the registrant’s Common Stock issued and outstanding.

Documents Incorporated By Reference

None.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 (the “Amendment”) to the Annual Report on Form 10-K of Interleukin Genetics, Inc. (the “Registrant”) for the year ended December 31, 2014 as filed on March 19, 2015 (the “Original Form 10-K”) is to include the disclosure required in Part III, Items 10, 11, 12, 13 and 14. Except for Items 10, 11, 12, 13 and 14 of Part III and Item 15(a)(3) of Part IV, no other information included in the Original Form 10-K is amended or changed by this Amendment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amendment contains or incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words or phrases such as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “likely,” “outlook,” or similar words or expressions or the negatives of such words or expressions are intended to identify forward-looking statements. We base these statements on our beliefs as well as assumptions we made using information currently available to us. Such statements are subject to risks, uncertainties and assumptions, including those identified in Item 1A “Risk Factors” in the Original Form 10-K, as well as other matters not yet known to us or not currently considered material by us. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements do not guarantee future performance and should not be considered as statements of fact. All information set forth in this Amendment is as of the date of filing this Amendment and should not be relied upon as representing our estimate as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SMALLER REPORTING COMPANY – SCALED DISCLOSURE

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”

INTERLEUKIN GENETICS, INC.

FORM 10-K/A

FOR THE YEAR ENDED DECEMBER 31, 2014

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors and Management

We are managed under the direction of our Board of Directors. Pursuant to the terms of the Securities Purchase Agreement we entered into on December 23, 2014 with various accredited investors, as amended on April 6, 2015 (the “2014 Purchase Agreement”), the number of persons which constitutes the entire Board is set at eight (8), and is composed of the following:

(i)	two (2) Class I directors with terms ending at the 2016 annual meeting of stockholders, consisting of one independent director (currently William C. Mills III) and one director designated by Pyxis Innovations Inc. (“Pyxis”) (currently Joseph M. Landstra);

(ii)	three (3) Class II directors with terms ending at the 2017 annual meeting of stockholders, consisting of the Company’s Chief Executive Officer (currently Mark B. Carbeau), Kenneth S. Kornman, Ph.D., the Company’s founder and Chief Scientific Officer (for so long as Dr. Kornman remains employed by the Company), and one director designated by Bay City Capital Fund V, L.P. (“Bay City”) (currently Dayton Misfeldt); and

(iii)	three (3) Class III directors with terms ending at the 2015 annual meeting of stockholders, consisting of one director designated by Pyxis (currently Roger C. Colman), one independent director (currently James Weaver), and one director designated by Bay City (currently Lionel Carnot).

The 2014 Purchase Agreement also provides that a board member designated by Pyxis shall serve on the Audit Committee and a board member designated by Bay City shall serve on each of the Audit Committee, the Compensation Committee and the Nominating Committee. Currently, Joseph Landstra serves as the Pyxis designee on the Audit Committee, Lionel Carnot serves as the Bay City designee on the Audit and Nominating Committees and Dayton Misfeldt serves as the Bay City designee on the Compensation Committee.

Set forth below are the names of our directors and our executive officers, their ages, their position in the company, their principal occupations or employment for at least the past five years, the length of their tenure as directors and, for our directors, the names of other public companies in which they hold or have held directorships during the past five years.

Name	Age	Position with the Company
Mark B. Carbeau.	54	Chief Executive Officer and Director
Kenneth S. Kornman, DDS, Ph.D.	67	President and Chief Scientific Officer and Director
Stephen DiPalma	56	Interim Chief Financial Officer
Scott Snyder	53	Chief Marketing Officer
James M. Weaver	50	Director and Chairman of the Board
Lionel Carnot(1)(2)	46	Director
Roger C. Colman (2)(3)	60	Director
Joseph M. Landstra (1)	36	Director
William C Mills III (1)(3)	59	Director
Dayton Misfeldt(3)	40	Director

(1)	Member of our Audit Committee
(2)	Member of our Nominating Committee
(3)	Member of our Compensation Committee

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MARK B. CARBEAU has been our Chief Executive Officer and has served as a member of our Board of Directors since April 6, 2015. Prior to joining Interleukin, from December 2013 to March 2015, Mr. Carbeau was CEO of Diagnostyx, a technology-based healthcare company focused on intelligent drug infusion systems that he co-founded. Prior to Diagnostyx, from January 2010 to June 2013, Mr. Carbeau served as CEO of PolyRemedy®, a technology enabled services business that combines health information technology with personalized therapeutics to improve wound healing outcomes. From January 2008 to October 2009, Mr. Carbeau was the President and CEO of HyperMed, Inc., a commercial stage medical device and diagnostics company using novel hyperspectral imaging technology. Prior to HyperMed, Mr. Carbeau served as President USA of Kinetic Concepts, Inc. Prior to that, Mr. Carbeau served as Vice President, Corporate Development at OraPharma, Inc., during its commercial launch of a periodontal therapeutic, a successful IPO, and the eventual sale of the company to Johnson & Johnson. Mr. Carbeau also founded CM Partners, a strategic life science consulting firm, and was a member of The Boston Consulting Group. Mr. Carbeau began his career serving in various sales, marketing and manufacturing roles with Eli Lilly and Company. He holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.B.A. from the Wharton School of the University of Pennsylvania. Our Board of Directors has concluded that Mr. Carbeau’s role as Chief Executive Officer as well as his extensive experience across a range of senior management positions with life science companies make him uniquely suited to serve on the Board. Mr. Carbeau has not served on any other public company boards in the past five years.

KENNETH S. KORNMAN, DDS, Ph.D. is Interleukin’s co-founder and serves as our Chief Executive Officer, co-founder, President and Chief Scientific Officer. He was a member of our Board of Directors from August 2006 through April 2010, and in connection with our former Chief Executive Officer’s resignation on August 23, 2012, the Board of Directors appointed Dr. Kornman as a director to fill the vacancy created by the former Chief Executive Officer’s resignation. Prior to founding the Company in 1986, Dr. Kornman was a Department Chairman and Professor at The University of Texas Health Center at San Antonio. He has also been a consultant and scientific advisor for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. He holds multiple patents in the pharmaceutical area, has published three books and more than 125 scientific papers and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman also holds an MS (Periodontics) and Ph.D. (Microbiology-Immunology) from the University of Michigan. Our Board of Directors has concluded that Dr. Kornman should serve as a director because of his prior executive management experience, his scientific expertise and his knowledge of the dental and biotechnology industries. Dr. Kornman has not served on any other public company boards in the past five years.

STEPHEN DIPALMA has been our Interim Chief Financial Officer since September, 2014. Mr. DiPalma is Managing Director at Danforth Advisors, LLC, where he has served since April 2014. He brings more than 25 years of experience in life sciences and healthcare, including founding two start-ups, working with venture-backed companies, subsidiaries of Fortune 100 firms and publicly traded companies, and his work with Danforth Advisors clients. Previously, he served as the CFO of two public companies, and as CFO, COO, CEO or Director of eight privately held companies, in addition to his consulting clients. Mr. DiPalma participated in the successful reorganization of Cambridge Biotech from Chapter 11 bankruptcy protection into Aquila BioPharmaceuticals, led the effort to take RXi Pharmaceuticals public, and has extensive experience in international fund raising and corporate structuring. He was formerly Chairman of the Board of Cognoptix Inc., and is on the Board of Directors of Phytera, Inc. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

SCOTT SNYDER joined Interleukin Genetics, Inc. as Chief Marketing Officer in January 2013. Mr. Snyder brings nearly 25 years of marketing and operational management experience in life sciences and consumer healthcare. Most recently, from 2009 to 2012, Mr. Snyder served as Vice President and General Manager at Bausch & Lomb, where he guided the private, equity-led turnaround of the company's flagship contact lens care business. Previously, he spent 20 years at Johnson & Johnson (J&J) in a career spanning all of J&J's business sectors including pharmaceuticals, medical devices and consumer products. While at J&J, Mr. Snyder helped lead the post-acquisition integration of dental products company Orapharma, Inc. and reshaped the company's commercial model. Early in his career at J&J, Mr. Snyder was selected for an expatriate assignment in Europe and has held multiple global roles throughout his career. He served as a U.S. Navy Officer, holds a B.S. Degree in Communications from Northwestern University, and received an MBA from the Kellogg School of Management.

JAMES M. WEAVER initially joined the Board of Directors in July 2007 as a designee of Pyxis. He served as Chairman of our Board from September 2007 until March 11, 2014, when he announced that he was resigning as a director due to his resignation from Alticor Corporate Enterprises (an affiliate of Pyxis) to pursue other interests. On March 31, 2014, Mr. Weaver was re-elected as an independent director and was also re-appointed as Chairman of the Board. He is the former Vice President of Alticor Corporate Enterprises, a member of the Alticor Inc. family of companies, which is engaged in the principal business of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. In this role, Mr. Weaver was responsible for managing the current portfolio of Alticor’s companies and directs its acquisition and growth. Prior to joining Alticor in June 2007, Mr. Weaver worked for X-Rite Inc. where he held various leadership positions, including Senior Vice President and General Manager, Vice President of marketing and software development, Vice President of marketing and product development, as well as lead executive on several acquisitions. Mr. Weaver also founded and held the position of President and Chief Executive Officer of Bold Furniture Inc, and has held various leadership positions at Steelcase Inc. and Bissell Inc. Mr. Weaver received a Bachelor’s degree in general studies from the University of Michigan in Ann Arbor and serves on several non-profit and private company boards. Our Board of Directors has concluded that Mr. Weaver should serve as a director because of his prior senior management experience and judgment and his extensive sales and marketing experience in the consumer product industry. Mr. Weaver has not served on any other public company boards in the past five years.

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LIONEL CARNOT joined the Board of Directors in May 2013. Mr. Carnot is an Investment Partner at Bay City Capital LLC, a leading, global life sciences investment firm, and has been extensively involved in the firm's activities since he joined The Pritzker Organization in 2000. Prior to The Pritzker Organization, Mr. Carnot was a Principal at Oracle Partners, a healthcare hedge fund. He also held several positions in the pharmaceutical industry, including Product Manager for Prozac at Eli Lilly as well as several sales and marketing positions at Rhone-Poulenc Rohrer (now Sanofi). Mr. Carnot was also a strategy and management consultant to the biopharmaceutical industry while at Booz Allen & Hamilton and Accenture Strategic Services. Mr. Carnot is a member of the Board of Directors of Merus B.V., Madrigal Pharmaceuticals and Tallikut Pharmaceuticals, and is a former member of the board of Reliant Pharmaceuticals, Pathway Diagnostics, BioSeek and Nexus Dx. Mr. Carnot holds an MBA with Distinction from INSEAD and an MS with honors in Molecular Biology from the University of Geneva. Our Board of Directors has concluded that Mr. Carnot should serve as a director because of his prior management, consulting and board experience in the biotechnology and diagnostic industries, coupled with scientific, technical, sales and marketing, finance, and business development expertise. Mr. Carnot has not served on any other public company boards in the past five years.

ROGER C. COLMAN joined the Board of Directors in March 2011. Mr. Colman is Vice President of Corporate Development for Alticor Corporate Enterprises a member of the Alticor family of companies. He joined Alticor in 1994 from Readi-Bake, Inc., where he held positions as an operations and distribution executive. Mr. Colman earned a Bachelor of Science degree and a Master’s of Business Administration degree from Grand Valley State University in Allendale, Michigan. Our Board of Directors has concluded that Mr. Colman should serve as a director because of his prior executive management experience, including assisting Amway affiliate operations in over 30 countries in diverse roles which included business process improvement and strategic planning, and prior experience serving on corporate boards. Mr. Colman has not served on any other public company boards in the past five years.

JOSEPH M. LANDSTRA joined the Board of Directors on March 31, 2014. Mr. Landstra has been with Alticor Inc., a member of the Alticor family of companies, since May 2009, and is currently Director of Finance. Prior to his role with Alticor, Mr. Landstra was Controller for Dickinson Press Inc. from April 2008 to May 2009 and with X-Rite Inc. from 2003 to April 2008, completing his time with X-Rite as European Controller. Mr. Landstra also worked for Deloitte & Touche LLP supporting a broad range of audit clients. Mr. Landstra is Certified Public Accountant in the state of Michigan. Mr. Landstra serves on the Board of Directors for Gurwitch UK Limited and Metagenics, Inc. and is on the Board of Managers for Gurwitch Products, L.L.C., all of which are in the Alticor family of companies. Mr. Landstra earned a Bachelor of Science degree in Accountancy from Calvin College in Grand Rapids, Michigan. The Board of Directors has concluded that Mr. Landstra should serve as a director because of his prior senior executive management experience, his background in the nutrigenomic medical foods and nutraceuticals business through his current position at Alticor, and his broad-based financial and business expertise. Mr. Landstra has not served on any other public company boards in the past five years.

WILLIAM C. MILLS III joined the Board of Directors in April 2010. He currently serves as Chairman of the Board of Directors and CEO of Stereotaxis, Inc. (NASDAQ: STXS), a medical device company that markets robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease. He has over 33 years of venture capital experience, having held positions from 2004 until 2009 as a managing member of EGS Healthcare Capital Partners; from 1999-2004 as a Partner in the Boston office of Advent International; from 1988-1999 as a General Partner of The Venture Capital Fund of New England; and from 1981-1988 as a Managing General Partner of Ampersand Ventures/PaineWebber Ventures. Currently, he is Chairman of the Board of Managers of Ascension Health Ventures III, LLC. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management. Except as noted above, Mr. Mills has not served on any other public company boards in the past five years.

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DAYTON MISFELDT joined the Board of Directors in May 2013. Mr. Misfeldt is an Investment Partner at Bay City Capital LLC, a leading, global life sciences investment firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. Mr. Misfeldt currently serves on the Board of Directors of Sunesis Pharmaceuticals, Inc, a publicly traded biopharmaceutical company and several private company boards. Our Board of Directors has concluded that Mr. Misfeldt should serve as a director because he has financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions. Except as noted above, Mr. Misfeldt has not served on any other public company boards in the past five years.

Procedures by which Stockholders may Nominate Directors

There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors.

Audit Committee and Financial Experts

Our Audit Committee currently consists of Lionel Carnot, Joseph M. Landstra and William C. Mills III (Chair). Our Audit Committee met six times during the fiscal year ended December 31, 2014. Our Audit Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the NASDAQ Stock Market LLC, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Mills is an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on the “Investors-Corporate Governance-Committees” section of our website at www.ilgenetics.com.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2014 were filed on a timely basis, except that the Form 3 and Form 4 required to be filed by our Interim Chief Financial Officer when he began working for us in September 2014 were not filed until December 2014 due to an administrative error.

CODE OF CONDUCT AND ETHICS

We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the corporate code of conduct and ethics is publicly available on our website at www.ilgenetics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.ilgenetics.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Item 11. Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation awarded or paid to, accrued or earned during the fiscal years ended December 31, 2014 and 2013 by our Chief Executive Officer, our Former Chief Financial Officer, our Chief Marketing Officer and our Interim Chief Financial Officer (there were no other executive officers employed by us as of December 31, 2014). We refer to these individuals as our “Named Executive Officers.” Our current Chief Executive Officer, Mark B. Carbeau, began on April 6, 2015.

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Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Kenneth S. Kornman	2014	$360,000	$41,400	$—	$527,800	$—	$—	$3,296	$932,496
Chief Executive Officer, President and Chief Scientific Officer	2013	$360,000	$—	$—	$854,775	$—	$—	$3,296	$1,218,071
Eliot M. Lurier (4)	2014	$188,588	$—	$—	$—	$—	$—	$17,694	$206,252
Former Chief Financial Officer	2013	$252,539	$—	$—	$284,925	$—	$—	$1,500	$538,964
Scott Snyder	2014	$265,000	$25,758	$—	$171,600	$—	$—	$43,828	$506,186
Chief Marketing Officer	2013	$257,865	$—	$—	$314,433	$—	$—	$33,294	$605,592
Stephen DiPalma (5)
Interim Chief Financial Officer	2014	$66,894	$—	$—	$—	$—	$—	$—	$66,894

(1)	The assumptions used to determine the fair value of the stock awards and option grants for 2014 and 2013 are as follows:

	2014	2013
Risk-Free interest rate:	1.53%	1.56%
Expected life:	5.73 years	5.73 years
Expected volatility:	144.74%	144.35%
Dividend yield:	0%	0%

Using these assumptions, the weighted average grant date fair value of options granted in 2014 and 2013 was $0.32 and $0.34, respectively.

(2)	Amounts represent the grant date fair value of stock awards and option grants. The 2013 option award amount for Dr. Kornman consists of the grant date fair value of options for 2,250,000 shares granted in October 2013. The 2014 option award for Dr. Kornman consists of the grant date fair value of options for 2,030,000 shares granted in January 2015 as part of 2014 compensation. The 2013 option award amount for Mr. Lurier consists of the grant date fair value of options for 750,000 shares granted in October 2013. The 2013 option award amount for Mr. Snyder consists of the grant date fair value of options for 200,000 and 675,000 shares granted in January 2013 and October 2013, respectively. The 2014 option award for Mr. Snyder consists of the grant date fair value of options for 660,000 shares granted in January 2015 as part of 2014 compensation.

(3)	Dr. Kornman received reimbursement of $3,296 for life insurance in 2013 and 2014. Mr. Lurier and Mr. Snyder each received a $1,500 401K company contribution in 2013. Mr. Snyder also received a $1,500 401K company contribution in 2014. Mr. Snyder received $31,794 and $42,328 in reimbursed travel per the terms of his employment agreement in 2013 and 2014, respectively. Mr. Lurier received $17,694 in accrued vacation pay upon his resignation on September 5, 2014.

(4)	Mr. Lurier resigned as our Chief Financial Officer in September 2014.

(5)	Mr. DiPalma joined us as our Interim Chief Financial Officer in September 2014. Mr. DiPalma is Managing Director at Danforth Advisors, LLC, and we have entered into a consulting agreement with Danforth Advisors, LLC, pursuant to which Danforth provides us with finance, accounting and administrative functions, including interim chief financial officer services. We pay Danforth an agreed upon hourly rate for such services and reimburse Danforth for expenses. Mr. DiPalma is compensated by Danforth and not by Interleukin. The amounts set forth above represent the amounts we paid to Danforth under the terms of the consulting agreement for Mr. DiPalma’s services.

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Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers in 2014 and 2013 summarized in our Summary Compensation Table above is generally determined in accordance with employment agreements that we have entered into with each of our Named Executive Officers. The material terms of these agreements are discussed under the caption “Employment Agreements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock option awards outstanding (vested and unvested) and unvested stock awards outstanding as of December 31, 2014, including both awards subject to performance conditions and non-performance-based awards, for each of the executive officers in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth S. Kornman	25,000	—	—	$1.40	4/2/2018	—	—	—	—
	75,000	—	—	$0.48	11/12/2018	—	—	—	—
	24,000	6,000	—	$0.745	4/06/2020	—	—	—	—
	75,000	25,000	—	$0.46	5/06/2021	—	—	—	—
	175,000	125,000	—	$0.34	12/21/2022	—	—	—	—
	703,125	1,546,875	—	$0.3799	10/22/2023	—	—	—	—

Eliot M. Lurier	—	—	—	—	—	—	—	—	—

Scott Snyder	50,000	150,000	—	$0.29	1/2/2023	—	—	—	—
	210,939	464,061	—	$0.3799	10/22/2023	—	—	—	—

Stephen DiPalma (1)	16,667	83,333	—	$0.25	9/8/2024	—	—	—	—

(1)	Represents a warrant for 100,000 shares granted in September 2014 to Danforth Advisors, LLC.

Employment Agreements

Mark B. Carbeau

On April 6, 2015, we entered into an employment agreement with Mark B. Carbeau to serve as our Chief Executive Officer. Under this agreement, Mr. Carbeau will receive an initial annual base salary of $365,000 per year and is eligible to receive an annual bonus at a target amount of 35% of his base salary, with a stretch bonus opportunity of 150% of the target bonus. Under the terms of the Agreement, Mr. Carbeau has been granted options to purchase up to 14,245,227 shares of Interleukin’s common stock (the “Options”) at an exercise price of $0.1525 per share (the closing price of the common stock on April 6, 2015). The Options will vest as to 25% of the shares on April 6, 2016, and as to an additional 2.083% of the shares on the last day of each successive month thereafter, provided that he remains employed by Interleukin on the vesting date.

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The agreement provides that if Mr. Carbeau’s employment with Interleukin is terminated by us without Cause (as defined in the agreement) or by Mr. Carbeau for Good Reason (as defined in the agreement), subject to his execution of a release of claims agreement acceptable to us, he will be entitled to (i) severance payments equal to 12 months of base salary and (ii) continuation of medical benefits for up to 12 months. In addition, if within one year following a Change of Control (as defined in the agreement), Mr. Carbeau’s employment with Interleukin is terminated by us without Cause or by Mr. Carbeau for Good Reason, subject to his execution of a release of claims agreement acceptable to us, he will be entitled to (i) severance payments equal to 12 months of base salary, (ii) continuation of medical benefits for up to 12 months and (iii) acceleration of the vesting of all outstanding unvested equity awards.

As a condition of employment, Mr. Carbeau has entered into a non-competition/non-solicitation agreement pursuant to which he has agreed not to compete with Interleukin or to solicit customers or employees of Interleukin for a period of 12 months after the termination of his employment

Kenneth S. Kornman, DDS, Ph.D.

On November 12, 2008, we entered into an employment agreement with Dr. Kornman, our President and Chief Scientific Officer, for a three-year term, commencing on March 31, 2009, the date his previous employment agreement expired. Effective March 31, 2012, this agreement was extended through November 30, 2012. Under this agreement, Dr. Kornman received an initial annual salary of $360,000 and is eligible to receive annual bonuses solely at the discretion of the Board of Directors. Dr. Kornman’s annual salary may be increased in the sole discretion of the Board of Directors. Under the agreement, on November 12, 2008 Dr. Kornman received a stock option to purchase 75,000 shares of common stock, at an exercise price of $0.48 per share, which was the closing price as reported on the NYSE Amex on the grant date. The option was immediately exercisable with respect to 30,000 shares and vests with respect to an additional 15,000 shares on each of March 31, 2010, 2011, and 2012. Under the agreement, Dr. Kornman is entitled to participate in employee benefit plans that we provide or may establish for the benefit of our executive management generally. In addition, while Dr. Kornman remains employed by us, we will reimburse him $3,296 annually for payment of life insurance premiums.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice without cause. The agreement is terminable by Dr. Kornman upon thirty days prior written notice. If we terminate Dr. Kornman without cause or Dr. Kornman terminates his employment with good reason, then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) twelve months. If we terminate Dr. Kornman in connection with a Cessation of our Business (as defined in the agreement), then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) three months. The agreement also includes non-compete and non-solicitation provisions for a period of twelve months following the termination of Dr. Kornman’s employment.

On March 31, 2010, Dr. Kornman was issued 12,500 shares of restricted stock under a restricted stock agreement dated April 30, 2008. In April 2010, as part of the year-end compensation process, the Compensation Committee granted Dr. Kornman an option to purchase 30,000 shares of our common stock. This option is exercisable at $0.745 per share and vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

In May 2011, the Compensation Committee granted Dr. Kornman an option to purchase 100,000 shares of our common stock. This option is exercisable at $0.46 per share and vests as to 25% of the shares on each of the first four anniversaries of the date of grant.

On April 25, 2012, the Company executed an amendment, effective as of March 31, 2012, to Dr. Kornman’s employment agreement to extend the term through November 30, 2012. In connection with the resignation of our former Chief Executive Officer on August 23, 2012, the Board of Directors appointed Dr. Kornman as Chief Executive Officer in addition to his role as President and Chief Scientific Officer. The Board of Directors also appointed Dr. Kornman as a director to fill the vacancy created by the CEO’s resignation. On November 29, 2012, the Company entered into a second amendment to Dr. Kornman’s employment agreement to extend the term through November 30, 2015. Effective upon Mr. Carbeau’s appointment as Chief Executive Officer on April 6, 2015, Dr. Kornman resigned as Chief Executive Officer and continues to serve as Interleukin’s President and Chief Scientific Officer and as a member of the Board of Directors.

In December 2012, the Compensation Committee granted Dr. Kornman an option to purchase 300,000 shares of our common stock. This option is exercisable at $0.34 per share and vests as to 25%, 33% and 42% of the shares on each of the first three anniversaries of the date of grant.

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In October 2013, Dr. Kornman was granted an option to purchase 2,250,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014. In January 2015, Dr. Kornman was granted an option to purchase 2,030,000 shares of our common stock. This option has an exercise price of $0.26, the fair value of our common stock on the grant date of the option, and will vest as to 1/48 of the shares at the beginning of each month beginning on February 1, 2015.

Eliot M. Lurier

On April 30, 2008, we entered into an employment agreement with Eliot M. Lurier for the position of Chief Financial Officer. The agreement had an initial term of one year and was automatically renewable for successive one year periods unless at least 60 days prior notice is given by either us or Mr. Lurier. The agreement provided for an initial annual base salary of $217,000 which could be increased in the sole discretion of the Compensation Committee of our Board. Mr. Lurier also received a signing bonus of $15,000 after his first four months of employment. On April 30, 2008, Mr. Lurier was granted an option to purchase 40,000 shares of our common stock at an exercise price equal to $1.49, which was the closing price as reported on the NYSE Amex on the grant date. The option vested in equal annual installments of 8,000 shares on each of the first five anniversaries of the grant date. The agreement also included non-compete and non-solicitation provisions for a period of six months following the termination of Mr. Lurier’s employment.

In April 2010, as part of the year-end compensation process, the Compensation Committee granted Mr. Lurier an option to purchase 60,000 shares of our common stock. This option was exercisable at $0.745 per share and vested as to 20% of the shares on each of the first five anniversaries of the date of grant. In March 2011, as part of the year-end compensation process, the Compensation Committee granted Mr. Lurier an option to purchase 100,000 shares of our common stock. This option was exercisable at $0.36 per share and vested as to 25% of the shares on each of the first four anniversaries of the date of grant. In December 2012, the Compensation Committee granted Mr. Lurier an option to purchase 200,000 shares of our common stock. This option was exercisable at $0.34 per share and vested as to 25%, 33% and 42% of the shares on each of the first three anniversaries of the date of grant. In October 2013, Mr. Lurier was granted an option to purchase 750,000 shares of our common stock. This option had an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and vested as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014.

Mr. Lurier resigned effective September 5, 2014. All options granted to Mr. Lurier terminated as of December 4, 2014.

Scott Snyder

On December 26, 2012, we entered into an employment agreement with Scott Snyder for the position of Chief Marketing Officer beginning on January 2, 2013. The agreement provides for a minimum annual base salary of $265,000, and for 2013 and 2014 he is eligible for a bonus pursuant to the Bonus Plan as described below under “-Executive Bonus Plan.” For 2015 and any subsequent year in which he is employed, he is eligible for a bonus of up to 30% of his base salary, based on factors such as evaluation of individual performance, our financial performance, economic conditions generally, and the policy terms applicable to such bonus. Mr. Snyder is entitled to a maximum of $34,000 in expense reimbursement in calendar year 2013, and an additional $16,000 for the six months ending June 30, 2014, for travel and housing expenses from his residence to Interleukin’s offices. On July 23, 2013, the Compensation Committee agreed to amend Mr. Snyder’s employment agreement and increase the aggregate amount of travel and lodging expenses that may be reimbursed to an aggregate of $60,000. On August 4, 2014, the Compensation Committee agreed to amend Mr. Snyder’s employment agreement again and increase the aggregate amount of travel and lodging expenses that may be reimbursed to an aggregate of $80,000. On January 22, 2015, the Compensation Committee agreed to reimburse Mr. Snyder up to an aggregate amount of $40,000 for travel and lodging expenses incurred in 2015. Upon hire, Mr. Snyder was granted an option to purchase 200,000 shares of our common stock at an exercise price of $0.29 on January 2, 3013, the grant date of the option. The option vests in three installments of 50,000, 66,000 and 84,000 shares on each of the first three anniversaries of the grant date.

Mr. Snyder’s agreement is terminable at will by us or Mr. Snyder. If we terminate Mr. Snyder without cause, then we will pay Mr. Snyder, in addition to any accrued, but unpaid compensation prior to termination, an amount equal to six months of his base salary in effect at the time of the termination.

In October 2013, Mr. Snyder was granted an option to purchase 675,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014. In January 2015, Mr. Snyder was granted an option to purchase 660,000 shares of our common stock. This option has an exercise price of $0.26, the fair value of our common stock on the grant date of the option, and will vest as to 1/48 of the shares at the beginning of each month beginning on February 1, 2015.

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Bonus Plan

On December 21, 2012, the Compensation Committee approved a Bonus Plan (the “Bonus Plan”) for our executives. Under the terms of the Bonus Plan:

1.	Executives were not entitled to a non-discretionary bonus for the year ending December 31, 2013.
2.	Provided the Company meets certain earnings and revenue targets for the six months ending June 30, 2014 and Executive is employed by the Company as of June 30, 2014, Executive shall receive a bonus equal to 30% of such Executive’s base salary.
3.	Provided the Company meets certain earnings and revenue targets for the year ending December 31, 2014 and Executive is employed by the Company as of December 31, 2014, Executive shall receive a bonus equal to 15% of such Executive’s base salary.

On February 26, 2014, the Compensation Committee approved an Employee Bonus Plan (the “Employee Bonus Plan”) that replaces the Bonus Plan approved on December 21, 2012. Under the Employee Bonus Plan, bonuses may be awarded upon the achievement of corporate goals, however, the Compensation Committee has absolute discretion as to whether bonuses will be awarded and the size of any bonus, notwithstanding whether any such corporate goals are met or not.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2014 to William C. Mills III and James Weaver. No other director was paid or accrued compensation during the fiscal year ended December 31, 2014.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William C. Mills III (1)	2014	$55,000	—	$—	—	$55,000
James Weaver (1)	2014	$49,637	—	$43,750	—	$93,387

(1)	The following table shows the total number of outstanding and vested stock options, and shares of outstanding and restricted common stock as of December 31, 2014, the last day of our fiscal year, that have been issued as director compensation.

Name	# of Stock Options Outstanding	# of Stock Options Vested	Shares of Common Stock Restricted
William C. Mills III	100,000	50,169	—
James Weaver	125,000	—	—

On April 29, 2010, our Board of Directors adopted the following policy for compensation of non-employee directors:

•	for service as a director, an annual retainer of $20,000;

•	for service as the chair of a committee, an annual retainer of $7,500;

•	for service as a non-chair member of a committee, an annual retainer of $5,000;

•	for each Board or committee meeting attended in person, by teleconference or by video, $1,500; and

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•	upon initial election or appointment to the Board, a grant of an option to purchase 15,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant, with such option to vest in four equal annual installments on each of the first four anniversaries of the grant date.

Directors who are designated by Pyxis and BCC pursuant to contractual arrangements, are not eligible to receive the foregoing compensation. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, on March 31, 2014, James M. Weaver, our former Chairman of the Board, was re-elected as a director and was also re-appointed as Chairman of the Board. Mr. Weaver formerly served as a representative of Pyxis on the Board, but left Alticor to pursue other interests, and resigned from our Board effective March 11, 2014. Pursuant to the terms of an Offer Letter entered into between Mr. Weaver and the Company, Mr. Weaver will receive in consideration for his service as Chairman of the Board an annual retainer of $50,000 payable in arrears in quarterly installments of $12,500 on the last day of each calendar quarter and prorated for any partial quarter. Mr. Weaver also received a non-qualified stock option to purchase 125,000 shares of our common stock, at an exercise price equal to $0.35 (the closing price of the common stock on March 31, 2014), such option to vest as to 1/3 of the shares on March 31, 2015 and as to 1/24 of the remaining shares at the end of each month beginning on April 30, 2015. In addition, Mr. Weaver is entitled to be compensated in accordance with the policy for compensation of non-employee directors as set forth above.

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Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 1, 2015 for (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known to us to beneficially own more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares that may be acquired by an individual or group within 60 days following January 1, 2015 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on a total of 172,683,342 shares of our common stock issued and outstanding on January 1, 2015.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent
Five Percent Stockholders
Pyxis Innovations Inc. (2)
7575 Fulton Street, East Ada, MI 49355	37,565,478	21.8%
Bay City Capital LLC (3)
750 Battery Street Suite 400 San Francisco, CA 94111	88,985,189	41.5%
Growth Equity Opportunities Fund III LLC (4)
1954 Greenspring Drive Suite 600 Timonium, MD 21093	66,738,894	32.7%
Delta Dental of Michigan, Inc. (5)
4100 Okemos Road Okemos, MI 48864	10,928,961	6.3%
Merlin Nexus IV LP (6)
424 West 33rd Street Suite 330 New York, NY 10001	9,000,322	5.1%
Directors and Executive Officers
Mark B. Carbeau	—	—
Kenneth S. Kornman, DDS, Ph.D. (7)	2,392,309	1.4%
Eliot M. Lurier	—	—
Scott Snyder (8)	420,872	*
Stephen DiPalma (9)	498,504	*
James M. Weaver	—	—
Lionel Carnot (10)	88,985,189	41.5%
Roger C. Colman (11)	—	—
Joseph M. Landstra (11)	—	—
William C. Mills, III (12)	54,915	*
Dayton Misfeldt (10)	88,985,189	41.5%
All current executive officers and directors as a Group (9 persons) (13)	92,351,789	42.6%

*	Represents less than 1% of the issued and outstanding shares.

(1)	Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.

(2)	Based on a Schedule 13D/A filed on January 7, 2015 with the SEC by Pyxis Innovations Inc. (“Pyxis”) and affiliated entities. Pyxis is a wholly-owned subsidiary of Alticor Inc. Alticor Inc. is a wholly-owned subsidiary of Solstice Holdings Inc. Solstice Holdings Inc. is a wholly-owned subsidiary of Alticor Global Holdings Inc. Pyxis reports sole voting and dispositive power over the shares, however, Alticor Inc., Solstice Holdings Inc., and Alticor Global Holdings Inc. have the power to direct the voting and disposition of these securities held by Pyxis by virtue of their direct or indirect control of Pyxis.

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(3)	Based on a Schedule 13D/A filed on January 6, 2015 with the SEC by Bay City Capital LLC (“BCC”) and affiliated entities. BCC is the manager of Bay City Capital Management V LLC (“Management V”), which is the general partner of Bay City Capital Fund V, L.P (“Fund V”), and Bay City Capital Fund V Co-Investment Fund, L.P. (“Co-Investment V”). BCC is also an advisor to Fund V and Co-Investment V. The shares consist of (i) 46,184,016 shares of common stock and 41,137,150 shares of common stock issuable upon the exercise of warrants held by Fund V, and (ii) 880,099 shares of common stock and 783,924 shares of common stock issuable upon the exercise of warrants held by Co-Investment V.

(4)	Based on a Schedule 13D/A filed on January 2, 2015 with the SEC by Growth Equity Opportunities Fund III, LLC (“GEOF”) and affiliates. The shares consist of 35,298,087 shares of common stock and 31,440,807 shares of common stock issuable upon the exercise of warrants held by GEOF.

(5)	Based on a Schedule 13D/A filed on January 16, 2015 with the SEC by Delta Dental Plan of Michigan, Inc. (“DDMI”).

(6)	Based on a Schedule 13G/A filed on February 17, 2015 with the SEC by Merlin BioMed Private Equity Advisors, LLC. The shares consist of 5,143,041 shares of common stock and 3,857,281 shares of common stock issuable upon the exercise of warrants held by Merlin Nexus IV, LP (“Merlin Nexus”).

(7)	Consists of (i) 238,127 shares of common stock held by Dr. Kornman, (ii) 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner and (iii) 1,255,459 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of January 1, 2015. Dr. Kornman disclaims beneficial ownership of the shares held by the limited partnership, except to the extent of his pecuniary interest therein.

(8)	Consists of (i) 38,307 shares of common stock held by Mr. Snyder and (ii) 382,565 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of January 1, 2015.

(9)	Consists of (i) 249,252 shares of common stock held by Mr. DiPalma and (ii) 249,252 shares of common stock issuable upon the exercise of warrants that are currently exercisable or become exercisable within 60 days of January 1, 2015.

(10)	Appointed to the Board of Directors as a designee of BCC pursuant to the terms of the 2014 Purchase Agreement. Includes the shares of our common stock and shares of common stock issuable upon the exercise of warrants outstanding detailed in Note (3) above held by the entities affiliated with BCC. The voting and dispositive decisions with respect to the shares held by Fund V and Co-Investment V are made by the members of the investment committee of its general partner, Management V. Messrs. Carnot and Misfeldt serve on this investment committee. Each disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.

(11)	Appointed to the Board of Directors as a designee of Pyxis pursuant to the terms of the 2014 Purchase Agreement. We have been advised that this director does not, directly or indirectly, have voting or dispositive power over the shares of stock held by Pyxis.

(12)	Consists of 54,915 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of January 1, 2015.

(13)	See Notes 7 through 12 above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,523,900	$0.39	6,669,052
Equity compensation plans not approved by security holders	—	—	—
Total	4,523,900	$0.39	6,669,052

(1)	These plans consist of our 2000 Employee Stock Compensation Plan (the “2000 Plan”), our 2004 Employee, Director and Consultant Stock Plan (the “2004 Plan”), our 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) and our 2012 Employee Stock Purchase Plan (the “2012 ESPP”). The number of shares set forth in column (a) consists of shares subject to outstanding options under the 2000 Plan, the 2004 Plan and the 2013 Plan as of December 31, 2014. The number of shares set forth in column (c) consists of 6,165,100 shares remaining available for issuance under the 2013 Plan and 503,952 shares remaining available for issuance under the 2012 ESPP as of December 31, 2014.

Item 13. Certain Relationships and Related Transactions, and Director Independence

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the Board determines may be considered related persons, any such person being referred to as a “related person.”

The following is a description of arrangements that we have entered into with related persons since January 1, 2012. We believe that the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

On August 17, 2006, we entered into a stock purchase agreement and further amended the note purchase agreement with Pyxis Innovations Inc., dated October 23, 2002, to, among other things, provide for the establishment of a $14.3 million convertible credit facility with Pyxis. Pyxis is our majority stockholder and a wholly-owned subsidiary of Alticor Inc. On June 10, 2008, we drew down $4.0 million under the convertible credit facility, leaving $10.3 million of available credit, and issued a convertible promissory note to Pyxis in that amount. In 2009, we drew down $3.0 million under this credit facility, leaving $7.3 million of remaining availability. In 2010, we drew down an additional $2.0 million under the credit facility leaving $3.3 million of remaining availability. In 2011, we drew down an additional $2.0 million and in 2012 we drew $1.3 million of remaining availability. There was no remaining availability to borrow under the credit facility and the aggregate principal amount of $14,316,255, plus interest, was due and payable in full on March 31, 2014. Pyxis had the right to convert the principal amount into shares of common stock at a conversion price equal to $5.68 per share, and immediately prior to the closing of the May 2013 Private Placement, Pyxis converted all of the principal amount outstanding into 2,521,222 shares of our common stock.

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On October 26, 2009, we entered into a Merchant Network and Channel Partner Agreement with Amway Corp. d/b/a Amway Global, a subsidiary of Alticor. Pursuant to this Agreement, Amway Global sells our Inherent Health brand of genetic tests through its e-commerce Web site via a hyperlink to our e-commerce site. Amway Global receives a commission equal to a percentage of net sales received by us from Amway Global customers. The agreement has an initial term of 12 months and is automatically renewable for successive 12-month terms. The agreement may be terminated by either party upon 120 days written notice. As of the date of this prospectus, we have paid Amway Global approximately $2.6 million in commissions under this agreement, including $726,000 in 2012 and $367,000 in 2013 and $160,000 in the nine months ended September 30, 2014.

Beginning in September 2012 and again in 2013, Access Business Group LLC (“ABG”), an affiliate of Alticor, a related party, placed purchase orders totaling approximately $3.3 million consisting of weight management kits. The kits are included as part of a promotional bundle of products that Amway is now selling to their Individual Business Owners (IBOs). Of the $3.3 million in orders $1.8 million was received in 2013 for the 2014 program and $1.5 million for the 2013 program. Cash for the kits purchased for the 2013 program was received in the first quarter of 2013 and cash for the kits purchased for the 2014 program was received by December 31, 2013. As a component of the promotional program, and not reflective of actual product expiry, the kits were required to be redeemed by a certain date. The initial program required redemption by December 31, 2013, but the date of required redemption was extended such that the revenues will remain deferred until those kits are redeemed or the breakage analysis determines the probability of eventual redemption is remote. In February 2014, we removed the redemption date requirement, for which ABG paid us $519,000 as a retrospective increase in the product purchase price. In October 2014, we received $250,000 as a retrospective increase in the product purchase price for unsold kits as consideration for extending the required redemption date of the 2014 promotional program to December 31, 2017. Cash received for these kits will be treated as deferred revenues until specific kits are returned for processing or on the final allowed redemption date of December 31, 2017.

On September 21, 2012, we entered into a License Agreement with Access Business Group International LLC (“ABGI”), an affiliate of Pyxis. Pursuant to the License Agreement, we have granted ABGI and its affiliates a non-exclusive license to use the technology related to our Weight Management genetic test and to sell the Weight Management test in Europe, Russia and South Africa (the “Territories”). ABGI, or a laboratory designated by ABGI or an affiliate of ABGI, will be responsible for processing the tests, and we will receive a royalty for each test sold, which royalty will increase if certain pending patent applications are issued. The License Agreement has an initial term of five years from the date of first commercial sale of the Weight Management test under the agreement. Thereafter, the term will automatically renew for additional one-year periods unless at least 60 days prior notice is delivered by either party. To date, we have been paid $198,960 and $128,790 under this agreement in 2013 and 2014 respectively.

In connection with the execution of the License Agreement, we and ABGI also entered into a Professional Services Agreement (the “PSA”) pursuant to which we have agreed to provide services to ABGI in connection with its sale and processing of the tests within the Territories. Services will be provided pursuant to a statement of work to be entered into from time to time between the parties. Such statements of work will also specify the fees to be paid by ABGI to us for such services. The PSA has no set term and may be terminated by either party, subject to certain conditions. As of the date of this prospectus, we have been paid $5,250 under this agreement, all being received in 2013.

On June 29, 2012, we entered into an agreement with Pyxis to exchange the 5,000,000 shares of Series A Convertible Preferred Stock then held by Pyxis for 5,000,000 shares of newly designated Series A-1 Preferred Stock. Concurrently therewith, we completed a financing with DDMI pursuant to which DDMI purchased 500,000 shares of Series B Preferred Stock for gross proceeds of $3,000,000. The rights, preferences and privileges of the Series A-1 Preferred Stock and the Series B Preferred Stock were set forth in a certificate of designations, preferences and rights filed with the Delaware Secretary of State on June 29, 2012. Each share of Series A-1 Preferred Stock and Series B Preferred Stock was convertible at the option of the holder into such number of fully paid and nonassessable shares of common stock determined by dividing the applicable original purchase price by the Series A-1 Conversion Price ($0.3196) or the Series B Conversion Price ($0.2745), as applicable. Immediately prior to the closing of the May 2013 Private Placement: (i) Pyxis converted all 5,000,000 outstanding shares of Series A-1 Preferred Stock into 28,160,200 shares of our common stock and (ii) DDMI, converted all 500,000 outstanding shares of Series B Preferred Stock into 10,928,961 shares of our common stock.

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We have also entered into an agreement with Pyxis containing certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement regulates and defines the conduct of certain of our affairs as they may involve this stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities. Except under certain circumstances, this stockholder and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, its affiliates, or one of our directors appointed by Pyxis acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both such stockholder and its affiliates and us, to the fullest extent permitted by law, such stockholder and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to our stockholders for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person. Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity. The terms of these agreements will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

On February 25, 2013, we entered into a Preferred Participation Agreement with Renaissance Health Service Corporation (an affiliate of DDMI), for itself and on behalf of certain of its affiliates and subsidiaries, which was amended and restated on November 1, 2013. Pursuant to this agreement, affiliates of RHSC have agreed to reimburse us a fixed price for each PerioPredict® genetic test that we process for a customer of affiliates of RHSC. In addition, if during the term of the agreement we offer the PerioPredict® test to any other person or party for a lower price, such lower price shall then be applicable to tests processed for a customer of such affiliates of RHSC for the remainder of the term of the agreement. RHSC and its affiliates will continue to receive the preferred pricing (or any lower market price during the term) only for so long as affiliates of RHSC continue to: (a) work to develop and to offer dental plans for which a significant portion of employees of RHSC’s affiliates’ customers are eligible that provide for use of the PerioPredict® test and reimbursement of the test at the agreed upon price (such plans, hereinafter referred to as “Reimbursed Dental Plans”); and (b) exercise their commercially-reasonable best efforts to maximize the number of customers that offer a Reimbursed Dental Plan. This agreement has a term of three years beginning on February 25, 2013, but may be terminated earlier (1) upon the mutual written agreement of us and RHSC, (2) if either party becomes the subject of bankruptcy, insolvency, liquidation or other similar proceedings, or (3) in the event of an uncured breach of the Agreement by either party.

On May 17, 2013, we closed a private placement transaction (the “May 2013 Private Placement”), pursuant to which we sold to various accredited investors an aggregate of 43,715,847 shares of our common stock at a price of $0.2745 per share for gross proceeds of $12,000,000. The investors also received Warrants to purchase up to an aggregate of 32,786,885 shares of common stock an exercise price of $0.2745 per share. The Warrants were exercisable as to 63% of the shares immediately and the remaining 37% of the shares became exercisable on August 9, 2013. The Warrants have a term of seven years from the date they became exercisable. The following beneficial owners of more than 5% of our securities participated in the May 2013 Private Placement:

Purchaser	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	20,187,464	15,140,598	$5,541,458.87
Bay City Capital Fund V Co-Investment Fund	384,699	288,524	$105,599.88
Growth Equity Opportunities Fund III, LLC	15,429,122	11,571,842	$4,235,293.99
Merlin Nexus IV, LP	5,143,041	3,857,281	$1,411,764.75

On May 17, 2013, we also entered into a Registration Rights Agreement with the investors in the May 2013 Private Placement, Pyxis, DDMI and BTIG LLC (the placement agent in the May 2013 Private Placement), pursuant to which we were required to file a registration statement on Form S-1 within 45 days of May 17, 2013 to cover the resale of (i) the shares sold in the May 2013 Private Placement and the shares of common stock underlying the warrants issued in the May 2013 Private Placement, (ii) the shares of common stock issued to Pyxis upon conversion of the Series A-1 Preferred Stock and the outstanding debt, (iii) the shares of common stock issued to DDMI upon the conversion of the Series B Preferred Stock, and (iv) the shares of Common Stock underlying warrants issued to BTIG LLC as placement agent compensation.

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On December 23, 2014, we closed the December 2014 Private Placement, pursuant to which we sold to various accredited investors an aggregate of 50,099,700 shares of our common stock at a price of $0.1003 per share for gross proceeds of $5.0 million. The investors also received warrants to purchase up to an aggregate of 50,099,700 shares of common stock an exercise price of $0.1003 per share with a term of seven years. The following beneficial owners of more than 5% of our securities participated in the December 2014 Private Placement:

Purchaser	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	25,996,552	25,996,552	$2,607,454.17
Bay City Capital Fund V Co-Investment Fund	495,400	495,400	$49,688.62
Growth Equity Opportunities Fund III, LLC	19,868,965	19,868,965	$1,992,857.17

In addition, Stephen DiPalma, our Interim Chief Financial Officer, purchased 249,252 shares of our common stock and received a warrant to purchase 249,252 shares of common stock in the December 2014 Private Placement for a purchase price of $25,000.

On December 23, 2014, we also entered into a Registration Rights Agreement with the investors in the December 2014 Private Placement and BTIG LLC (the placement agent in the December 2014 Private Placement), pursuant to which we are required to file a registration statement on Form S-1 within 45 days of December 23, 2014 to cover the resale of (i) the shares sold in the December 2014 Private Placement and the shares of common stock underlying the 2014 Warrants issued in the December 2014 Private Placement and (ii) the shares of Common Stock underlying the 2014 BTIG Warrants issued to BTIG LLC and affiliates as placement agent compensation. The failure on the part of Interleukin to satisfy certain deadlines described in the Registration Rights Agreement may subject us to payment of certain monetary penalties.

Director Independence

Our Board of Directors has determined that the following members qualify as independent directors under the definition promulgated by The NASDAQ Stock Market LLC (“NASDAQ”): Lionel Carnot, Roger C. Colman, Joseph M. Landstra, William C. Mills III, Dayton Misfeldt and James M. Weaver.

Item 14. Principal Accountant Fees and Services

INDEPENDENT PUBLIC ACCOUNTANT

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton, LLP, our independent public accountant, for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2014 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2014	2013
Audit fees(1)	$216,786	$193,781
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$216,786	$193,781

(1)	Audit fees consist of fees for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in the quarterly reports.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.            Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.            Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.            Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.            Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor..

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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PART IV

Item 15. Exhibits

Item 15(a).	The following documents are filed as part of this Amendment No. 1 to Annual Report on Form 10-K:

Item 15(a)(1) and (2).	See “Index to Financial Statements” at Item 8 to the Original Form 10-K. Other financial statement schedules have not been included because they are not applicable or the information is included in the financial statements or notes thereto.

Item 15(a)(3)	Exhibits:

The exhibits listed below are filed as part of or incorporated by reference into this Annual Report. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses. The SEC file number for each Form 10-K, Form 10-Q and Form 8-K identified below is File No. 001-32715.

Exhibit No.	Identification of Exhibit
3.1	Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on October 23, 2013 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed November 14, 2013)
3.2	Amended and Restated Bylaws of the Company dated July 24, 2008 (incorporated by reference to the Current Report on Form 8-K filed on July 28, 2008)
4.1	Form of Stock Certificate representing Common Stock, $0.001 par value, of the Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2000)
4.2	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 5, 2010)
4.3	Form of Warrant issued to Investors in the May 2013 Private Placement (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 20, 2013)
4.4	Form of Warrant issued to the Placement Agent in the May 2013 Private Placement (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on May 20, 2013)
4.5	Form of Warrant issued to Investors and the Placement Agent in the December 2014 Private Placement (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on December 23, 2014)
4.6	Form of Warrant issued to Horizon Technology Finance Corporation in the December 2014 Debt Transaction (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on December 23, 2014)
4.7

Warrant, dated September 8, 2014, issued to Danforth Advisors, LLC (incorporated herein by reference to

Exhibit 4.5 of the Company’s Registration Statement on Form S-1 filed on February 6, 2015 (File No.:

333-201908))

Leases
10.1	Commercial Lease Agreement between the Company and Clematis LLC dated February 13, 2004 (incorporated herein by reference to Exhibit 10.44 of the Company’s Annual Report on Form 10-K filed on March 29, 2004)
10.2	Sublease Agreement between the Company and Kala Pharmaceuticals, Inc. dated April 12, 2010 (incorporated herein by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed on March 24, 2011)
10.3	Second Amendment to Commercial Lease, dated as of February 7, 2014, by and between the Company and Clematis, LLC (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 12, 2014)

Equity Compensation Plans
10.4.1@	2000 Employee Stock Compensation Plan for the Company (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2000)

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Exhibit No.	Identification of Exhibit
10.4.2@	Form of Nonqualified Stock Option Agreement under the 2000 Employee Stock Compensation Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2000)
10.4.3@	Form of Incentive Stock Option Agreement under the 2000 Employee Stock Compensation Plan (incorporated herein by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2000)
10.5.1@	Interleukin Genetics, Inc. 2004 Employee, Director and Consultant Stock Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on April 29, 2011)
10.5.2@	Form of Nonqualified Stock Option Agreement under the 2004 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.5.1 of the Company’s Annual Report on Form 10-K filed March 25, 2010)
10.5.3@	Form of Incentive Stock Option Agreement under the 2004 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.5.2 of the Company’s Annual Report on Form 10-K filed March 25, 2010)
10.6.1@	2013 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 13, 2013)
10.6.2@

Form of Nonqualified Stock Option Agreement under the 2013 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference to Exhibit 10.6.2 of the Company’s Annual Report on Form 10-K

filed on March 20, 2014)

10.6.3@

Form of Incentive Stock Option Agreement under the 2013 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference to Exhibit 10.6.3 of the Company’s Annual Report on Form 10-K

filed on March 20, 2014)

Agreements with Executive Officers and Directors
10.7.1@	Employment Agreement dated November 12, 2008 between the Company and Kenneth S. Kornman (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed on November 13, 2008)
10.7.2	First Amendment, effective as of March 31, 2012, to the Employment Agreement, dated as of November 12, 2008, by and between Interleukin Genetics, Inc. and Kenneth S. Kornman (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on April 26, 2012)
10.7.3	Second Amendment, dated November 29, 2012, to the Employment Agreement, dated as of November 12, 2008, by and between Interleukin Genetics, Inc. and Kenneth S. Kornman (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 30, 2012)
10.8@	Employment agreement dated April 30, 2008 between the Company and Eliot M. Lurier (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on August 13, 2008)
10.9@	Form of Director Indemnity Agreement dated March 5, 2003 (incorporated herein by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K filed on March 5, 2003)
10.10@	Director Compensation Policy dated April 29, 2010 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed August 12, 2010)
10.11@	Employment agreement dated December 26, 2012 between the Company and Scott Snyder (incorporated by reference to Exhibit 10.10 of the Company’s Annual Report on Form 10-K filed March 28, 2013)
10.12@	Offer Letter, dated March 31, 2014, between Interleukin Genetics, Inc. and James M. Weaver (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 10-K filed March 31, 2014)
10.13@	Consulting Agreement, dated September 8, 2014, by and between Interleukin Genetics, Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 filed on February 6, 2015 (File No.: 333-201908))

Agreements with respect to Financings and Rights of Stockholders
10.14.1	Stock Purchase Agreement between the Company and Pyxis Innovations Inc. dated March 5, 2003 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 5, 2003)
10.14.2	Amendment No. 1 to Stock Purchase Agreement between the Company and Pyxis Innovations Inc. dated May 20, 2003 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 30, 2003)
10.14.3	Second Amendment to Stock Purchase Agreement between the Company and Pyxis Innovations Inc. dated February 28, 2005 (incorporated by reference to Exhibit 10.41 of the Company’s Annual Report on Form 10-K filed on April 26, 2005)

21

Exhibit No.	Identification of Exhibit
10.14.4	Third Amendment, dated June 29, 2012, to the Stock Purchase Agreement, dated March 3, 2003, between Interleukin and Pyxis Innovations Inc. (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed on July 2, 2012)
10.15	Stock Purchase Agreement Between the Company and Pyxis Innovations Inc. dated August 17, 2006 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K/A filed on October 31, 2006)
10.16	Stock Purchase Agreement, dated June 29, between Interleukin and Delta Dental Plan of Michigan, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on July 2, 2012)
10.17.1	Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin and the Investors in the May 2013 Private Placement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 20, 2013)
10.17.2	First Amendment, dated March 31, 2014, to Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin and the Investors in the May 2013 Private Placement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 31, 2014 )
10.17.3	Second Amendment, dated May 30, 2014, to Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin and the Investors in the May 2013 Private Placement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on June 2, 2014 )
10.18	Registration Rights Agreement, dated May 17, 2013, by and among Interleukin and the Investors in the May 2013 Private Placement, Pyxis Innovations Inc., Delta Dental Plan of Michigan, Inc. and BTIG, LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 20, 2013)
10.19	Voting Agreement and Irrevocable Proxy, dated May 17, 2013, between Interleukin and Pyxis Innovations Inc. (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on May 20, 2013)
10.20	Securities Purchase Agreement, dated December 23, 2014, by and among Interleukin and the Investors in the December 2014 Private Placement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 23, 2014)
10.21	Registration Rights Agreement, dated December 23, 2014, by and among Interleukin and the Investors in the May 2013 Private Placement and BTIG, LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on December 23, 2014)
10.22

Venture Loan and Security Agreement, dated December 23, 2014, by and between Interleukin and Horizon Technology Finance Corporation (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on December 23, 2014)

Agreements with respect to Collaborations, Licenses and Research and Development
10.23.1	Exclusive License Agreement between the Company and Access Business Group dated March 5, 2003 (incorporated herein by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed on March 5, 2003)
10.23.2	First Amendment to License Agreement by and between the Company and Access Business Group International, LLC, dated September 1, 2008 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on November 13, 2008)
10.24	Merchant Network and Channel Partner Agreement dated October 26, 2009 by and between the Company and Amway Corp. (incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed on March 25, 2010)
10.25+	License Agreement, dated September 21, 2012, between Access Business Group International LLC and Interleukin Genetics, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2012)
10.26	Professional Services Agreement, dated September 21, 2012, between Access Business Group International LLC and Interleukin Genetics, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2012)
10.27+

First Amended Preferred Participation Agreement, dated November 1, 2013, by and between Interleukin Genetics, Inc. and Renaissance Health Service Corporation and its affiliates and subsidiaries (incorporated by reference to Exhibit 10.22 of the Company’s Annual Report on Form 10-K filed on March 20, 2014)

Consents, Certifications and Other Exhibits

22

Exhibit No.	Identification of Exhibit
23.1	Consent of Grant Thornton LLP (incorporated herein by reference to Exhibit 23.1 of the Company’s Annual Report on Form 10-K filed on March 19, 2015)
31.1	Certification of Chief Executive Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (incorporated herein by reference to Exhibit 31.1 of the Company’s Annual Report on Form 10-K filed on March 19, 2015)
31.1.1*	Certification of Chief Executive Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (incorporated herein by reference to Exhibit 31.2 of the Company’s Annual Report on Form 10-K filed on March 19, 2015)
31.2.1*	Certification of Principal Financial Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002
32.1	Certification pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (incorporated herein by reference to Exhibit 32.1 of the Company’s Annual Report on Form 10-K filed on March 19, 2015)
101	The following materials from Interleukin Genetics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, formatted in XBRL (eXtensible Business Reporting Language): (i) the Balance Sheets, (ii) the Statements of Operations, (iii) the Statements of Stockholders’ Deficit, (iv) the Statements of Cash Flows, and (v) Notes to Financial Statements. (incorporated herein by reference to Exhibit 101 of the Company’s Annual Report on Form 10-K filed on March 20, 2014)

*	Filed herewith.
+	The Securities and Exchange Commission with respect to certain portions of this exhibit has previously granted confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.
@	Management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERLEUKIN GENETICS, INC.
By:	/s/ Mark B. Carbeau
Mark B. Carbeau
Chief Executive Officer

Date: April 29, 2015

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EXHIBIT 31.1.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF

SARBANES-OXLEY ACT OF 2002

I, certify that:

1.	I have reviewed this annual report on Form 10-K of Interleukin Genetics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2015	/s/ Mark B. Carbeau
Mark B. Carbeau
Chief Executive Officer

EXHIBIT 31.2.1

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

SECTION 302 OF

SARBANES-OXLEY ACT OF 2002

I, certify that:

1.	I have reviewed this annual report on Form 10-K of Interleukin Genetics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2015	/s/ Stephen J. DiPalma
Stephen J. DiPalma
Principal Financial and Accounting Officer